EXHIBIT 23.1

        Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended 1989 Employee Stock Purchase Plan of our report dated April 21, 1999 with respect to the consolidated financial statements and schedule of Cirrus Logic, Inc. included in its Annual Report (Form 10-K) for the year ended March 27, 1999, filed with the Securities and Exchange Commission.

                              /s/ERNST & YOUNG LLP
San Jose, California
October 15, 1999